Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 21, 2007 relating to the consolidated financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Annual Report on Form 20-F of Dassault Systèmes for the year ended December 31, 2006.
PricewaterhouseCoopers Audit
Neuilly-sur-Seine, France
December 20, 2007